Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree as follows:

(i) Each party executing this joint filing agreement (the “Agreement”) is individually eligible to use the Schedule 13G to which this Exhibit is attached (the “13G”) and the 13G, including amendments thereto, is filed on behalf of each party hereto; and

(ii) Each party hereto is responsible for the timely filing of the 13G, including any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party hereto, unless such party knows or has reason to believe that such information is inaccurate.

[ Signature Pages Follow ]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 14, 2020.

Green Equity Investors VII, L.P.
By:	GEI Capital VII, LLC, its General Partner

By:	/s/ Andrew Goldberg
Andrew Goldberg
Vice President, General Counsel and Secretary

Green Equity Investors Side VII, L.P.
By:	GEI Capital VII, LLC, its General Partner

By:	/s/ Andrew Goldberg
Andrew Goldberg
Vice President, General Counsel and Secretary

GEI Capital VII, LLC

By:	/s/ Andrew Goldberg
Andrew Goldberg
Vice President, General Counsel and Secretary

Leonard Green & Partners, L.P.
By:	LGP Management, Inc., its General Partner

By:	/s/ Andrew Goldberg
Andrew Goldberg
Vice President, General Counsel and Secretary

LGP Management, Inc.

By:	/s/ Andrew Goldberg
Andrew Goldberg
Vice President, General Counsel and Secretary

Signature Page to Joint Filing Agreement